UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2005

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 11, 2005, the Board of Directors of Insight Enterprises, Inc. and Insight UK committed to a plan to move the London operations of Insight UK to a new facility towards the end of December 2005. As such, Insight UK will be recording rent expense for both facilities for the rest of 2005, increasing expense in the third quarter of 2005 and the fourth quarter of 2005 by approximately $212,000 and $635,000, respectively. This additional expense will be partially covered by the savings associated with the restructuring activities. Additionally, Insight UK will take an additional restructuring charge in the fourth quarter of 2005 of between $6.5 million and $7.2 million for the remaining lease in the old facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

August 17, 2005	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary